Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 24, 2015

to

INDENTURE

Dated as of March 24, 2015

Among

Washington Prime Group, L.P.

and

U.S. Bank National Association, as Trustee

$250,000,000 3.850% Senior Notes due 2020

i

SCHEDULE A	Form of Officers’ Certificate

EXHIBIT A	Form of 2020 Security

EXHIBIT B	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Note to Regulation S Global Note Prior to the Expiration of the Distribution Compliance Period

EXHIBIT C	Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note After the Expiration of the Distribution Compliance Period

EXHIBIT D	Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Note to Rule 144A Global Note

EXHIBIT E	Form of Certificate of Beneficial Ownership

ii

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of March 24, 2015 (this “First Supplemental Indenture”), between Washington Prime Group, L.P., an Indiana limited partnership (the “Operating Partnership”) and U.S. Bank National Association, as trustee, supplements that certain Indenture, dated as of March 24, 2015, between the Operating Partnership and the Trustee (the “Base Indenture” and together with the First Supplemental Indenture, as it may be further supplemented or amended from time to time, the “Indenture”).

RECITALS

Whereas, the Operating Partnership has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of its Securities, unlimited as to principal amount, to bear such fixed or floating rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as provided for in the Base Indenture;

Whereas, the Base Indenture provides that the Securities issued thereunder shall be in the form as may be established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or as may be established in one or more supplemental indentures thereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture; and

Whereas, pursuant to the terms of the Base Indenture, the Operating Partnership seeks to provide for the establishment of the terms of the 2020 Securities (as defined below).

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises stated herein, the parties hereto hereby enter into this First Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Certain Terms Defined in the Indenture.  For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended and supplemented by this First Supplemental Indenture.

Section 1.2            Definitions.  For all purposes of this First Supplemental Indenture:

“2020 Securities” means the Initial 2020 Securities, the Additional 2020 Securities, if any, and any related Exchange Securities.

“Acquired Indebtedness” means Indebtedness (i) of any Person existing at the time such Person is acquired by the Operating Partnership or one of its Subsidiaries or (ii) assumed by the

Operating Partnership or one of its Subsidiaries in connection with the acquisition of any asset or group of assets from any Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the related acquisition, as applicable. Acquired Indebtedness shall be deemed to be incurred on the date such Person becomes a Subsidiary or date of the related acquisition, as applicable.

“Additional Interest” means all additional interest then owing on the 2020 Securities pursuant to the Registration Rights Agreement.

“Additional 2020 Securities” has the meaning set forth in Section 2.3(g).

“Annual Service Charge” for any period means the aggregate interest expense for such period on, and the amortization during the period of any original issue discount of, Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Calculation Date” for the Treasury Rate means the third Business Day preceding the redemption date.

“Capitalization Rate” means 7.50% for malls and other real properties (excluding Strip Center Properties) and 7.00% for Strip Center Properties.

“Clearstream” means Clearstream Banking, société anonyme, or any successor.

“Closing Date” means March 24, 2015.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2020 Securities to be redeemed to the then assumed stated maturity date of March 2, 2020 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2020 Securities to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date for the 2020 Securities, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if the Operating Partnership obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated EBITDA” means, for any period, the sum of Mall EBITDA and Strip Center EBITDA for such period.

“Distribution Compliance Period” means “distribution compliance period”, as such term is defined in Regulation S.

“DTC” means The Depository Trust Company, its nominees and their successors and assigns.

“Euroclear” means Euroclear Bank SA/NV, or any successor.

“Exchange Securities” means debt securities of the Operating Partnership issued in the Exchange Offer and having terms identical in all material respects to the Initial 2020 Securities, except that the transfer restrictions under the Securities Act shall be eliminated.

“Exchange Offer” means an offer made by the Operating Partnership pursuant to the Registration Rights Agreement to exchange the Initial 2020 Securities or Additional 2020 Securities, as applicable, for the related Exchange Securities.

“First Supplemental Indenture” has the meaning set forth in the recitals hereto.

“Future Securities” has the meaning set forth in Article III.

“Global Security” means the 2020 Securities, in global form and registered in the name of DTC or its nominee.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Operating Partnership appoints to act as the Independent Investment Banker from time to time.

“Indenture” has the meaning set forth in the recitals hereto.

“Initial 2020 Securities” means the $250 million in aggregate principal amount of the Operating Partnership’s 3.850% Senior Notes due 2020 issued under this Indenture on the Closing Date.

“Interest Payment Date” has the meaning set forth in Section 2.3(c).

“Mall EBITDA” means, for any period, without duplication, the Operating Partnership’s consolidated net income or loss from mall and other real properties (excluding Strip Center Properties), including amounts reported in discontinued operations, excluding net derivative gains or losses and gains or losses on dispositions of real estate investments as reflected in the reports filed by the Operating Partnership under the Exchange Act (or, at any time that the Operating Partnership is not subject to the information requirements of the Exchange Act, as reflected in the Operating Partnership’s internal consolidated financial statements), before deductions, for: (i) interest expense; (ii) provision for taxes based on income; (iii) depreciation, amortization and all other non-cash items, as the Operating Partnership determines in good faith, deducted in arriving at consolidated net income or loss; (iv) extraordinary items; (v) non-recurring items, as the Operating Partnership determines in good faith, including prepayment penalties; and (vi) minority interests.

In each case for the relevant period, the Operating Partnership will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.  Mall EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets placed in service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Mall EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Mall EBITDA earned or eliminated as a result of the acquisition or disposition of such asset or group of assets as if the acquisition or disposition occurred at the beginning of the period.  For the purposes of this definition, Mall EBITDA will be determined without the deduction to earnings of transaction expenses, merger costs, impairment charges, corporate level general and administrative expenses and other corporate expenses such as land holding costs, employee and director stock and stock option expense and pursuit cost write-offs as the Operating Partnership determines in good faith.

“Operating Partnership” has the meaning set forth in the recitals hereto.

“Primary Treasury Dealer” means a primary United States government securities dealer in the United States of America.

“Reference Treasury Dealer” means: each of (i) Citigroup Global Markets Inc., J.P. Morgan Securities LLC or RBS Securities Inc. (or an affiliate of any of the foregoing that is a Primary Treasury Dealer); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Operating Partnership will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Operating Partnership.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Regular Record Date” has the meaning set forth in Sections 2.3(c) hereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Security” means a 2020 Security sold in reliance on Regulation S under the Securities Act.

“Reporting Date” means the date ending the most recently ended fiscal quarter of the Operating Partnership for which the Operating Partnership’s internal consolidated financial statements are available, it being understood that at any time when the Operating Partnership is subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual and quarterly reports with the Commission, the term “Reporting Date” shall be deemed to refer to the date ending the fiscal quarter covered by the Operating Partnership’s most recently filed Quarterly Report on Form 10-Q or, in the case of the last fiscal quarter of the year, the Operating Partnership’s Annual Report on Form 10-K.

“Restricted Securities” means “restricted securities,” as such term is defined in Rule 144 under the Securities Act.

“Rule 144A Security” means a 2020 Security sold pursuant to Rule 144A under the Securities Act.

“Stabilized Property” means (i) with respect to the Operating Partnership’s direct or indirect acquisition of an income producing property, a real property becomes stabilized when the Operating Partnership or its Subsidiaries have owned the property for at least four full quarters and (ii) with respect to one of the Operating Partnership’s direct or indirect newly constructed or development properties, a real property becomes stabilized four full quarters after the earlier of (a) 18 months after its substantial completion of construction or development, and (b) the fiscal quarter in which the occupancy level of such real property is at least 90%.

“Stabilized Property Value” means, with respect to the Stabilized Properties, as of any date, (i) Mall EBITDA divided by the applicable Capitalization Rate plus (ii) Strip Center EBITDA divided by the applicable Capitalization Rate.

“Strip Center EBITDA” means, for any period, without duplication, the Operating Partnership’s consolidated net income or loss from Strip Center Properties, including amounts reported in discontinued operations, excluding net derivative gains or losses and gains or losses on dispositions of real estate investments as reflected in the reports filed by the Operating Partnership under the Exchange Act (or, at any time that the Operating Partnership is not subject to the information requirements of the Exchange Act, as reflected in the Operating Partnership’s internal consolidated financial statements), before deductions, for: (i) interest expense; (ii) provision for taxes based on income; (iii) depreciation, amortization and all other non-cash items, as the Operating Partnership determines in good faith, deducted in arriving at consolidated net income or loss; (iv) extraordinary items; (v) non-recurring items, as the Operating Partnership determines in good faith, including prepayment penalties; and (vi) minority interests.

In each case for the relevant period, the Operating Partnership will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.  Strip Center EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets placed in service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Strip Center EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Strip Center EBITDA earned or eliminated as a result of the acquisition or disposition of such asset or group of assets as if the acquisition or disposition occurred at the beginning of the period.  For the purposes of this definition, Strip Center EBITDA will be determined without the deduction to earnings of transaction expenses, merger costs, impairment charges, corporate level general and administrative expenses and other corporate expenses such as land holding costs, employee and director stock and stock option expense and pursuit cost write-offs as the Operating Partnership determines in good faith.

“Strip Center Properties” means the properties identified as “strip centers” on Schedule III to WPG’s or the Operating Partnership’s most recent audited consolidated financial statements (or any successor schedule), together with each additional real property acquired or placed in service since the date of such audited consolidated financial statements, determined in good faith by any two of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operations Officer and the Chief Administrative Officer of WPG, as the sole general partner of the Operating Partnership, to be “strip centers” on the same basis as the “strip centers” identified on the aforementioned Schedule III, subject to, and in accordance with, Section 2.4 hereof.

“Total Assets” means, as of any date, in each case as determined by the Operating Partnership, on a consolidated basis for the Operating Partnership and its Subsidiaries, the sum of:  (i) for Stabilized Properties, their Stabilized Property Value; and (ii) for all other assets of the Operating Partnership and its Subsidiaries, their undepreciated book value as determined in accordance with GAAP.

“Total Unencumbered Assets” means those assets within Total Assets that are not subject to an Encumbrance; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness for purposes of Section 3.5 hereof, all investments in any Person that is not consolidated with the Operating Partnership for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Treasury Rate” means, with respect to any redemption date,  (1) the arithmetic mean of the yields for the week preceding the Calculation Date published in the statistical release designated “H.15(519)”, or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, under the caption “Week Ending” for “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within 30 days before or after the remaining term of the 2020 Securities to be redeemed to their assumed stated maturity date of March 2, 2020, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue, rounded to the nearest month, will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis), or (2) if such release (or any successor release) is not published during the week preceding the Calculation Date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the Calculation Date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“U.S. Resale Restriction Termination Date” means, with respect to the Initial 2020 Securities and any Additional 2020 Securities, (x) the date which is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act without the satisfaction of any conditions or other requirements) after the later of the date of original issue thereof, as the case may be, and the last date on which the Operating Partnership or any of its affiliates were the owner thereof, as the case may be, (or any predecessor thereto) and (y) such later date, if any, as may be required by any subsequent change in applicable law.

“Unsecured Indebtedness” means Indebtedness which is (i) not subordinated to any other Indebtedness and (ii) not secured by any Encumbrance upon any of the properties of the Operating Partnership or any Subsidiary.

ARTICLE II

CREATION, FORM AND
TERMS AND CONDITIONS OF THE 2020 SECURITIES

Section 2.1                                    Creation of the 2020 Securities.  In accordance with Section 301 of the Base Indenture, the Operating Partnership hereby creates the 2020 Securities as a series of its debt securities issued pursuant to the Indenture.  The 2020 Securities shall initially be issued in an aggregate principal amount of $250,000,000.  Additional 2020 Securities in an unlimited amount may be issued pursuant to Sections 2.3(g) hereof.

Section 2.2                                    Form of the 2020 Securities.  The Initial 2020 Securities shall be issued in the form of one or more Global Securities, duly executed by the Operating Partnership and authenticated by the Trustee without the necessity of the reproduction thereon of the corporate seal of WPG (as defined in the Base Indenture), as the general partner of the Operating Partnership, which shall be initially deposited with, or on behalf of, DTC and registered in the name of “Cede & Co.,” as the initial nominee of DTC.  If the Initial 2020 Securities are represented by one or more Global Securities, then any Additional 2020 Securities and any related Exchange Securities issued by the Operating Partnership will also be represented by one or more Global Securities.  The 2020 Securities shall be substantially in the form of Exhibit A hereto.

Section 2.3                                    Terms and Conditions of the 2020 Securities.  The 2020 Securities shall be governed by all the terms and conditions of the Indenture.  In particular, the following provisions shall be terms of the 2020 Securities:

(a)                                 Title and Aggregate Principal Amount.  The title of the 2020 Securities shall be “Washington Prime Group, L.P. 3.850% Senior Notes due 2020”; and the aggregate principal amount of the 2020 Securities shall be as specified in Section 2.1 of this First Supplemental Indenture.

(b)                                 Stated Maturity Date.  The 2020 Securities shall mature, and the unpaid principal thereon shall be payable, on April 1, 2020, unless redeemed at the option of the Operating Partnership prior to such date in accordance with Section 2.3(d) below.

(c)                                  Interest.  The rate per annum at which interest shall be payable on the 2020 Securities shall be 3.850%, subject to the provisions of the Registration Rights Agreement in respect of Additional Interest.  Interest on the 2020 Securities shall accrue from, and including, the Closing Date.  Interest on the related Exchange Securities shall accrue from, and including, the last date, if any, on which interest was paid on the 2020 Securities or, if none, from, and including, the Closing Date.  Interest on the Additional 2020 Securities shall accrue as contemplated in Section 2.3(g) hereof. Interest on the 2020 Securities shall be payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2015 (each, an “Interest Payment Date”), to the Persons in whose names the applicable 2020 Securities are registered in the Security Register at the close of business on March 15 or September 15, as the case may be, immediately preceding the applicable Interest Payment Date, regardless of whether such day is a Business Day (each, a “Regular Record Date”).  Interest on the 2020 Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

(d)                                 Optional Redemption.  The Operating Partnership may redeem the 2020 Securities, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in the form set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this First Supplemental Indenture.

(e)                                  Registration and Form.  The 2020 Securities shall be issuable as Registered Securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  All payments of principal, premium, if any, and interest in respect of the 2020 Securities shall be made by the Operating Partnership in immediately available funds.

(f)                                   Defeasance.  The provisions for legal defeasance in Section 402 of the Base Indenture and for covenant defeasance (which provisions shall apply to the covenants set forth in Article III of this First Supplemental Indenture, with the exception of the second paragraph of Section 3.6) in Section 402 of the Base Indenture shall be applicable to the 2020 Securities.

(g)                                  Issuance of Additional 2020 Securities. The Operating Partnership may, from time to time, without notice to or the consent of any Holders of the 2020 Securities, create and issue additional debt securities having the same terms as the 2020 Securities of such series in all respects, except for the issue date and, under certain circumstances, the issue price, the date from which interest begins to accrue and the first payment of interest thereon, provided that such issuance complies with the covenants described herein (the “Additional 2020 Securities”). The Initial 2020 Securities, any additional debt securities issued pursuant to this Section 2.3(g) and any related Exchange Securities shall be treated as a single series of debt securities of the Operating Partnership for all purposes under the Indenture.

With respect to any Additional 2020 Securities, the Operating Partnership shall set forth in a resolution of its Board of Directors and in an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional 2020 Securities to be authenticated and delivered pursuant to this First Supplemental Indenture;

(2)                                 the issue price, the issue date, the CUSIP number of such Additional 2020 Securities, the first Interest Payment Date and the date from which interest begins to accrue; and

(3)                                 whether such Additional 2020 Securities shall be Restricted Securities.

(h)                                 Cancellation.  Any 2020 Securities purchased by the Operating Partnership may not be reissued or resold and will be canceled promptly.

(i)                                     Other Terms and Conditions.  The 2020 Securities shall have such other terms and conditions as provided in the form thereof attached as Exhibit A.

Section 2.4                                    Designation of Strip Center Properties.  From time to time, the Operating Partnership may designate internally one or more additional properties acquired or placed in service since the date of WPG’s or the Operating Partnership’s most recent audited consolidated financial statements as Strip Center Properties.  Upon the Operating Partnership’s internal designation, such property or properties shall each be deemed to be a Strip Center Property for all purposes of this First Supplemental Indenture until the next subsequent filing of Schedule III to WPG’s or the Operating Partnership’s audited consolidated financial statements; provided that if the Operating Partnership has not delivered within fifteen Business Days of the end of the fiscal quarter in which such property or properties were acquired or placed in service a certificate of any two of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operations Officer and the Chief Administrative Officer of WPG, as the sole general partner of the Operating Partnership, in substantially the form attached hereto as Schedule A, to the Trustee (i) setting forth the name of such property or properties and (ii) certifying that such property or properties have been determined in good faith by each such officer to be “strip centers” on the same basis as the “strip centers” identified in Schedule III to such most recent audited consolidated financial statements, then such property or properties shall cease to be deemed Strip Center Properties for the purpose of this First Supplemental Indenture until such Officer’s Certificate is delivered to the Trustee.  The Trustee shall make any such Officer’s Certificate available to a Holder upon its written request.  Notwithstanding the foregoing and for the avoidance of doubt, a property shall no longer be a Strip Center Property upon its sale or other disposition.

ARTICLE III

CERTAIN COVENANTS

In addition to the covenants set forth in Sections 1001 through 1004, inclusive, of the Base Indenture, there are established the following covenants for the benefit of the Holders of: (1) the 2020 Securities; and (2) each series of Securities issued subsequent to the date hereof (“Future Securities”) and to which such Future Securities shall be subject unless, pursuant to Section 301 of the Base Indenture, the following covenants shall be made not applicable with respect to such Future Securities, and to which (with the exception of the second paragraph in Section 3.6) Sections 402(3) and 1005 of the Base Indenture shall apply:

Section 3.1                                    Limitation on All Outstanding Indebtedness.  The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, if, immediately after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of Total Assets.

Section 3.2                                    Limitations on Incurrence of Secured Indebtedness.  The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance upon any of its property or that of any Subsidiary if, immediately after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, which is secured by any Encumbrance on its property or that of any Subsidiary is greater than 40% of Total Assets.

Section 3.3                                    Maximum Ratio of Consolidated Income Available for Debt Service to Annual Service Charge.  The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated EBITDA to the Annual Service Charge for the four consecutive fiscal quarters ended on the most recent Reporting Date would have been less than 1.50 to 1.00, on a pro forma basis, after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness and calculated on the assumption that: (i) the additional Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds of such Indebtedness, including Indebtedness to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period; (iii) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with appropriate adjustments to Consolidated EBITDA for the acquisition being included in the pro forma calculation; and (iv) in the case of any acquisition or disposition by the Operating Partnership or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with appropriate adjustments to Consolidated EBITDA for the acquisition or disposition being included in the pro forma calculation.

In applying the above assumptions to the calculation of the Annual Service Charge and Consolidated EBITDA, the amount of interest expense related to Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such indebtedness during such four-quarter period.

Section 3.4                                    General.  For purposes of the foregoing provisions, Indebtedness is deemed to be “incurred” by the Operating Partnership or such Subsidiary whenever the Operating Partnership or a Subsidiary creates, assumes, guarantees or otherwise becomes liable for such Indebtedness.

Section 3.5                                    Maintenance of Total Unencumbered Assets.  The Operating Partnership and its Subsidiaries will at all times own Total Unencumbered Assets equal to at least 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

Section 3.6                                    Delivery of Information. Whether or not the Operating Partnership is then subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership will furnish to the Trustee (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if it was then subject to Section 13 or 15(d) of the Exchange Act and (2) all current reports that would be required to be filed with the Commission on Form 8-K if it was then subject to Section 13 or 15(d) of the Exchange Act, in each case within 15 days after it files such reports with the Commission or would be required to file such reports with the Commission as contemplated above, whichever is earlier.  Reports, information and documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants contained in this First Supplemental Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).  Notwithstanding the foregoing, unless the Operating Partnership is then subject to Section 13 or 15(d) of the Exchange Act, (i) prior to the consummation of the Exchange Offer contemplated by the Registration Rights Agreement and (ii) on or after consummation of the Exchange Offer, if permitted by the Commission, the Operating Partnership may satisfy its obligation to furnish any report described above by furnishing such report relating to WPG (and, for the avoidance of doubt, reports, information and documents filed with the Commission by WPG via EDGAR will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant).

For so long as any of the 2020 Securities or any Future Securities to which this Section 3.6 applies remain Outstanding and constitute Restricted Securities, the Operating Partnership will promptly furnish to the Holders thereof and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

ARTICLE IV

REGISTRATION, TRANSFER AND EXCHANGE

Section 4.1                                    Restricted 2020 Securities.  Except as permitted by this Article IV, each Restricted Security (including Restricted Securities represented in whole or in part by Global Securities) shall bear a legend specified in Section 5.1(2) hereof, in the case of a Rule 144A Security, or Section 5.1(3), in the case of a Regulation S Security:

If any 2020 Securities are issued upon the transfer, exchange or replacement of Securities of the same series and in the same form not bearing the applicable legend referred to above, the

2020 Securities so issued shall not bear such legend.  If any 2020 Securities are issued upon the transfer, exchange or replacement of Securities of the same series and in the same form bearing such legend or if a request is made to remove such legend from any 2020 Securities, the 2020 Securities so issued shall bear such legend or such legend shall not be removed, as the case may be, unless and until there is delivered to the Operating Partnership such satisfactory evidence as may be reasonably required by the Operating Partnership to evidence that any such 2020 Securities are not then subject to any transfer restrictions under the Securities Act.  Upon provision of such satisfactory evidence to the Operating Partnership, the Trustee, upon receipt of an Operating Partnership Order, shall authenticate and deliver 2020 Securities of the same series and in the same form of like tenor and terms that does not bear such legend.

Prior to the expiration of the Distribution Compliance Period, if an owner of a beneficial interest in a Rule 144A Security deposited with DTC wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Security for a beneficial interest in the Regulation S Security, or to transfer all or a portion of its beneficial interest in such Rule 144A Security, to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such owner may, subject to the rules and procedures of DTC and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Security.

Upon receipt by the Trustee, as Securities Registrar, of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the Euroclear or Clearstream or other account to be credited with such increase and the name of such account and (3) a certificate substantially in the form of Exhibit B hereto given by the owner of such beneficial interest, the Trustee, as Securities Registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as Securities Registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

After the expiration of the Distribution Compliance Period, if an owner of a beneficial interest in the Rule 144A Security deposited with DTC wishes at any time to exchange all or a portion of its interest in such Rule 144A Security for a beneficial interest in the Regulation S Security, or to transfer all or a portion of its interest in such Rule 144A Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such owner may, subject to the rules and procedures of DTC and to the requirements set forth below, exchange or cause to exchange or transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Security.

Upon receipt by the Trustee, as Securities Registrar, of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the Euroclear or Clearstream or other account to be credited with such increase and (3) a certificate substantially in the form of Exhibit C hereto given by the owner of such beneficial interest, the Trustee, as Securities Registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as Securities Registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

If an owner of a beneficial interest in the Regulation S Security which is deposited with DTC wishes at any time to exchange its interest for a beneficial interest in the Rule 144A Security, or to transfer its beneficial interest in such Regulation S Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Rule 144A Security, such owner may, subject to the rules and procedures of Euroclear or Clearstream or DTC, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Security.

Upon receipt by the Trustee, as Securities Registrar, at its Offices in The City of New York of (1) instructions from Euroclear or Clearstream or DTC, as the case may be, directing the Trustee, as Securities Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the beneficial interest in the Regulation S Security to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with DTC to be credited with such increase, and (2) a certificate substantially in the form of Exhibit D hereto given by the owner of such beneficial interest, the Trustee, as Securities Registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Security, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Security to be exchanged or transferred and the Trustee as Securities Registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Regulation S Security, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Security equal to the reduction in the principal amount of such Regulation S Security, as the case may be.

Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Operating Partnership shall issue and, upon receipt of an Operating Partnership Order, the Trustee shall authenticate, one or more Global Securities of the applicable series not bearing a legend containing transfer restrictions under the Securities Act in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Securities of such series that are Restricted Securities tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Global Securities, the Registrar shall cause the aggregate principal amount of the applicable Restricted Security (including Restricted Securities represented in whole or in part by Global Securities) to be reduced accordingly, and the Registrar shall deliver Restricted Securities (including Restricted Securities represented in whole or in part by Global Securities) not bearing a legend containing transfer restrictions under the Securities Act in the appropriate principal amount.

After the transfer of any 2020 Securities of a series bearing a legend containing transfer restrictions under the Securities Act during the effectiveness of, and pursuant to, a shelf registration statement with respect to such 2020 Securities, all requirements pertaining to such legend shall cease to apply (but, for the avoidance of doubt, the requirements that any such 2020 Securities be issued in global form shall continue to apply).

Section 4.2                                    Temporary Securities.  Notwithstanding anything to the contrary in the Indenture, Regulation S Securities initially shall be issued in temporary, fully registered form, without interest coupons.  Each temporary Regulation S Security (or beneficial interest therein) shall be exchangeable for a definitive Regulation S Security (1) after the expiration of the Distribution Compliance Period and (2) upon receipt by the Securities Registrar of a certificate from the applicable owners of a beneficial interest in such temporary Regulation S Security (as shown by its records) a certificate substantially in the form of Exhibit E hereto.

ARTICLE V

LEGENDS

Section 5.1                                    Legends.  (1) Each Global Security shall bear the following legends on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE OPERATING PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

(2)                                 Each Global Security issued in reliance upon Rule 144A under the Securities Act, and any 2020 Securities issued in exchange therefor, unless and until (x) such Security is exchanged for a related Exchange Security or sold in connection with an effective shelf registration statement pursuant to the Registration Rights Agreement or (y) until the applicable U.S. Resale Restriction Termination Date, shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION.  BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QUALIFIED INSTITUTIONAL BUYER”) (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE WHICH IS THE LATER OF (X) ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT WITHOUT THE SATISFACTION OF ANY CONDITIONS OR OTHER REQUIREMENTS) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH WASHINGTON PRIME GROUP, L.P. (THE “OPERATING PARTNERSHIP”) OR ANY AFFILIATE OF THE OPERATING PARTNERSHIP WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE OPERATING PARTNERSHIP OR TO CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES LLC OR RBS SECURITIES INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES

ACT, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE OPERATING PARTNERSHIP TO THE TRUSTEE.

(3)                                 Each Global Security sold in reliance upon Regulation S, and any 2020 Securities issued in exchange therefor during the Distribution Compliance Period, unless and until such Security is exchanged for a related Exchange Security or sold in connection with an effective shelf registration statement pursuant to the Registration Rights Agreement, shall bear the following legend on the face thereof:

PRIOR TO THE EXPIRATION OF THE 40-DAY ‘DISTRIBUTION COMPLIANCE PERIOD’ (AS DEFINED IN REGULATION S), THIS SECURITY MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE OR OTHERWISE IN ACCORDANCE WITH REGULATION S.  THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE OPERATING PARTNERSHIP TO THE TRUSTEE.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                    Relationship with Indenture.  The terms and provisions contained in the Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture.  However, to the extent any provision of the Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

Section 6.2                                    Trust Indenture Act Controls.  If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control.  If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

Section 6.3                                    Additional Interest.  Additional Interest may accrue on the 2020 Securities pursuant to a Registration Rights Agreement, and all references to “interest” in the Indenture and in such 2020 Securities shall include any such Additional Interest that may be payable.

Section 6.4            Governing Law.  This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6.5            Multiple Counterparts.  The parties may sign multiple counterparts of this First Supplemental Indenture.  Each signed counterpart shall be deemed an original but all of them together represent one and the same First Supplemental Indenture.

Section 6.6            Severability.  Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 6.7            Ratification.  The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed.  The Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.  All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law.  The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.  The recitals and statement contained herein shall be taken as the statements of the Operating Partnership, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 6.8            Headings.  The Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction thereof.

Section 6.9            Effectiveness.  The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

WASHINGTON PRIME GROUP, L.P.

By:	Washington Prime Group Inc., its general partner

By:	/s/ C. Marc Richards
Name: C. Marc Richards
Title: Chief Administrative Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Pamela V. Cole
Name: Pamela V. Cole
Title: Vice President

[Signature page to First Supplemental Indenture]

SCHEDULE A

FORM OF

OFFICERS’ CERTIFICATE

Reference is made to the First Supplemental Indenture, dated as of March 24, 2015 (the “First Supplemental Indenture”), between Washington Prime Group, L.P. (the “Operating Partnership”) and U.S. Bank National Association, as trustee. Pursuant to Section 2.4 of the First Supplemental Indenture, each of the undersigned officers of Washington Prime Group Inc. (“WPG”), the general partner of the Operating Partnership, hereby certifies that the property or properties listed on the schedule attached hereto have been acquired or placed in service since the date of WPG’s or the Operating Partnership’s most recent audited consolidated financial statements and have been determined in good faith by such officers to be “strip centers” on the same basis as the “strip centers” identified in Schedule III to the Operating Partnership’s or WPG’s most recent audited consolidated financial statements. In accordance with Section 2.4 of the First Supplemental Indenture, each such property or properties listed on such schedule shall be a Strip Center Property for all purposes of the First Supplemental Indenture until the next subsequent filing of Schedule III to WPG’s or the Operating Partnership’s audited consolidated financial statements after the date of this certificate.

Name:
Title:

Name:
Title:

Dated:

EXHIBIT A

FORM OF 2020 SECURITY

[FACE OF SECURITY]

[INCLUDE ONLY FOR GLOBAL SECURITY - UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE OPERATING PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.]

[INCLUDE ONLY FOR A RULE 144A GLOBAL SECURITY:  THIS SECURITY HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION.  BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QUALIFIED INSTITUTIONAL BUYER”) (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE WHICH IS THE LATER OF (X) ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT WITHOUT THE SATISFACTION OF ANY CONDITIONS OR OTHER REQUIREMENTS) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH WASHINGTON PRIME GROUP, L.P. (THE “OPERATING PARTNERSHIP”) OR ANY AFFILIATE OF THE OPERATING PARTNERSHIP WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO

THE OPERATING PARTNERSHIP OR TO CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES LLC OR RBS SECURITIES INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE OPERATING PARTNERSHIP TO THE TRUSTEE.]

[INCLUDE ONLY FOR A REGULATION S GLOBAL SECURITY:  PRIOR TO THE EXPIRATION OF THE 40-DAY ‘DISTRIBUTION COMPLIANCE PERIOD’ (AS DEFINED IN REGULATION S), THIS SECURITY MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE OR OTHERWISE IN ACCORDANCE WITH REGULATION S. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE OPERATING PARTNERSHIP TO THE TRUSTEE.]

NO. [ ]	PRINCIPAL AMOUNT
CUSIP NO. [if Rule 144A: 939648 AA9] [if Regulation S: U93893 AA0]	$[]
ISIN NO. [if Rule 144A: US939648AA96][if Regulation S: USU93893AA06]

WASHINGTON PRIME GROUP, L.P.
3.850% Senior Note due 2020

Washington Prime Group, L.P., an Indiana limited partnership (the “Operating Partnership,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to                  or its registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] dollars (or such lesser amount as shall be the outstanding principal amount of this Note shown in Schedule A hereto) on April 1, 2020 (the “Stated Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from, and including, March 24, 2015, semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on October 1, 2015, at the rate of 3.850% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Regular Record Date” for such payment, which shall be March 15 or September 15, as the case may be, immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day (as defined below).  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment of such defaulted interest) established by notice given by mail by or on behalf of the Operating Partnership to the Holders of the Notes not more than 15 days and not less than 10 days prior to the Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on this Note on any Interest Payment Date or the Stated Maturity Date or date of earlier redemption shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date (or from, and including, March 24, 2015, in the case of the initial period) to, but excluding, such Interest Payment Date or the Stated Maturity Date or such date of earlier redemption, as the case may be.  If any Interest Payment Date or the Stated Maturity Date or date of earlier redemption falls on a day that is not a Business Day, the principal, premium, if any, and/or interest payable with respect to such date shall be made on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue on the amount so payable for the period from and after such date to such next succeeding Business Day.

The principal of this Note payable on the Stated Maturity Date or date of earlier redemption shall be paid against presentation and surrender of this Note at the office or agency of the Operating Partnership maintained for that purpose in The Borough of Manhattan, The City of New York.  The Operating Partnership hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Operating Partnership in respect of the Notes or the Indenture may be served.

Payments of principal, premium, if any, and interest in respect of this Note shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Operating Partnership has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated:  March 24, 2015

WASHINGTON PRIME GROUP, L.P.

By: WASHINGTON PRIME GROUP INC.
its sole General Partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

WASHINGTON PRIME GROUP, L.P.

3.850% Senior Note due 2020

This Note is one of a duly authorized issue of debt securities of the Operating Partnership (collectively, the “Securities”), issued or to be issued under and pursuant to an Indenture, dated as of March 24, 2015 (as amended or supplemented from time to time, the “Indenture”), duly executed and delivered by the Operating Partnership to U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Securities of the series of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the First Supplemental Indenture, dated as of March 24, 2015, between the Operating Partnership and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Operating Partnership and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined.  This Note is one of a series designated as the Washington Prime Group, L.P. 3.850% Senior Notes due 2020, limited in aggregate principal amount to $250,000,000, except as contemplated in the Indenture (collectively, the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and any premium due on the outstanding Notes and unpaid interest, if any, accrued thereon may be declared, and in certain cases shall automatically become, due and payable immediately, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at the option of the Operating Partnership, in whole at any time or in part from time to time (in amounts of $2,000 and whole multiples of $1,000 in excess thereof), (x) prior to March 2, 2020, for cash, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes to be redeemed and (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed, calculated as if the Stated Maturity Date of the Notes were March 2, 2020, not including any portion of the payments of interest accrued to, but not including, such redemption date, discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 0.35%, or 35 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but not including, such redemption date and (y) on or after March 2, 2020, for cash, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but not including, such redemption date.

The Indenture contains provisions permitting the Operating Partnership and the Trustee, with the consent of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding of each series to be affected (voting as separate classes), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series, subject to certain exceptions requiring the consent of each Holder of Securities affected thereby and certain other exceptions not requiring the consent of any Holder of Securities.  The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Operating Partnership with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Operating Partnership, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This Note is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Operating Partnership in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency of the Operating Partnership in The Borough of Manhattan, The City of New York, one or more new Notes of authorized denominations in a like aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Operating Partnership, the Trustee and any authorized agent of the Operating Partnership or the Trustee may deem and treat the Holder the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Operating Partnership, the Trustee or any authorized agent of the Operating Partnership or the Trustee shall be affected by any notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used but not otherwise defined shall have the respective meanings assigned to them in the Indenture and the First Supplemental Indenture, as the case may be.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

UNIF GIFT MIN ACT —             Custodian       (Cust)

(minor) under Uniform Gifts to Minors Act                                (State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint                                                  Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever

SCHEDULE A

SCHEDULE OF EXCHANGES

The following exchanges of Notes for Notes represented by this Global Security have been made:

Principal amount of this Global Security	Date exchange made	Change in principal amount of this Global Security due to exchange	Principal amount of this Global Security following such exchange	Notation made by the Trustee
$

EXHIBIT B

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A GLOBAL NOTE
TO REGULATION S GLOBAL NOTE
PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association
[•]
Attention: [•]

Re: Washington Prime Group, L.P.
          $[   ]  3.850% Senior Notes due 2020 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 24, 2015 (the “Indenture”), between Washington Prime Group, L.P. (the “Operating Partnership”) and U.S. Bank National Association as trustee (the “Trustee”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S under the Securities Act.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No. 939648 AA9) held with DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP No. U93893 AA0) to be held by [[Euroclear] [Clearstream] (ISIN Code USU93893AA06) (Common Code [  ]) through] DTC.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in such Notes and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(1) the Transferor is not a distributor of such Notes, the Operating Partnership, or an Affiliate of the Operating Partnership or any such distributor or a person acting on behalf of any of the foregoing;

(2) the offer of such Notes was not made to a person;

(3) either:  (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through the facilities or a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

B-1

(4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(5) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of such Notes covered by this Certificate, then the requirements of Rule 904(c)(1) of Regulation S have been satisfied; and

(6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Operating Partnership and the initial purchasers of such Notes being exchanged or transferred.

[TRANSFEROR]

By:
Name:
Title:

Dated:

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE

FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER

THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association
[•]
Attention: [•]

Re: Washington Prime Group, L.P.
          $[   ]  3.850% Senior Notes due 2020 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 24, 2015 (the “Indenture”), between Washington Prime Group, L.P. (the “Operating Partnership”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S under the Securities Act.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No. 939648 AA9) held with DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP No. U93893 AA0) to be held by [[Euroclear] [Clearstream] (ISIN Code USU93893AA06) (Common Code [  ]) through] DTC.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in such Notes and that, with respect to transfers made in reliance on Regulation S under the Securities Act, pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(i) (A) the offer of such Notes was not made to a U.S. person; (B) either (1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States; (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(ii) with respect to transfers made in reliance on Rule 144A under the Securities Act, such Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

C-1

This Certificate and the statements contained herein are made for your benefit and the benefit of the Operating Partnership and the initial purchasers of such Notes being exchanged or transferred.

[TRANSFEROR]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE

U.S. Bank National Association
[•]
Attention: [•]

Re: Washington Prime Group, L.P.
          $[   ]  3.850% Senior Notes due 2020 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 24, 2015 (the “Indenture”), between Washington Prime Group, L.P. (the “Operating Partnership”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Rule 144A under the Securities Act.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in the Regulation S Security (CUSIP No. U93893 AA0) (ISIN Code USU93893AA06) (Common Code [  ]) through DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer or its interest in the Notes for an interest in the Rule 144A Security (CUSIP No. 939648 AA9).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of the any state of the United States or any other jurisdiction.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Operating Partnership and the initial purchasers of such Notes being transferred.

[TRANSFEROR]

By:
Name:
Title:

Dated:

D-1

EXHIBIT E

FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

Re: Washington Prime Group, L.P.
3.850% Senior Notes due 2020 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 24, 2015 (the “Indenture”), between Washington Prime Group, L.P. (the “Operating Partnership”) and U.S. National Bank Association, as trustee (the “Trustee”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Securities Act of 1933, as amended (the “Securities Act”).  As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, America Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by facsimile or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to $[  ] aggregate principal amount of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant exercise of any rights or collection of any principal, premium or interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocable authorize you to produce this certification to any interested party in such proceedings.

Dated(1):

By:

(1)  Not earlier than 15 days prior to the certification event to which the certification relates.

E-1